Exhibit 107

FEE TABLES FOR FORMS

F-1, F-3, F-4

S-1, S-3, S-4 and S-11

Calculation of Filing Fee Tables

F-4

(Form Type)

FLYBONDI HOLDINGS PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares (3)	Rule 457(f)	33,237,670	$11.07(4)	$367,941,006.90	0.00015310	$56,331.77
	Equity	Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 (5)	Rule 457(g)	10,700,000	N/A (6)	N/A (6)	N/A (6)	N/A (6)
	Equity	Ordinary Shares issuable upon exercise of Warrants (7)	Rule 457(g)	10,700,000	$11.50(8)	$123,050,000.00	0.00015310	$18,838.96
	Total Offering Amounts					$486,005,356.40		$75,170.73
	Fee Due							$75,170.73

(1)
All securities being registered will be issued by Flybondi Holdings plc (“FB Parent”). In connection with the Business Combination (the “Business Combination”) described in this registration statement and the enclosed proxy statement/prospectus (the “proxy statement/prospectus”), among other things, (i) FB Parent will acquire the shares of Flybondi Limited (the “Flybondi Shares”) held by the Sellers (as defined in the proxy statement/prospectus) in exchange for the issuance by FB Parent of Ordinary Shares (the “Share Exchange”), and (ii) Integral Acquisition Corp. 1 (“Integral”) will merge (the “Merger”) with and into Gaucho MS, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of FB Parent (“Merger Sub”), with Integral continuing as the surviving entity and as a wholly-owned subsidiary of FB Parent, and each issued and outstanding security of Integral immediately prior to the Merger will be canceled and converted into the right of the holder thereof to receive a substantially equivalent security of FB Parent (a FB Parent Ordinary Share or FB Parent Warrant, as applicable). Immediately prior to the closing of the Business Combination, all Integral Units will be separated into their component securities, which will be exchanged for equivalent securities of FB Parent upon the consummation of the Business Combination as described in the proxy statement/prospectus.
(2)
Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)
Represents (i) 30,000,000 FB Ordinary Shares issuable in exchange the Flybondi Shares and (ii) 3,237,670 FB Parent Ordinary Shares issuable in exchange for the 3,237,670 shares of Class A common stock (“Integral Class A Common Stock”) of Integral and one share of Class B common stock of Integral outstanding as of January 21, 2025.
(4)
Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $11.07, which represents the average of the high and low prices of the shares of Integral Class A Common Stock on the OTC Markets on January 16, 2025, by 33,237,670 shares.
(5)
The number of warrants to acquire FB Parent Ordinary Shares being registered represent FB Parent Warrants exchangeable for (i) 5,750,000 warrants issued in the Integral’s initial public offering (“Integral Public Warrants”) and (ii) 4,950,000 warrants acquired by Integral’s initial shareholders (including its sponsor) in a private placement simultaneously with the closing of Integral’s initial public offering (“Integral Private Placement Warrants”). The Integral Public Warrants and the Integral Private Placement Warrants will convert into FB Parents Warrants upon consummation of the Business Combination as described in the proxy statement/prospectus.
(6)
The maximum number of FB Parent Warrants and FB Parent Ordinary Shares of the registrant issuable upon exercise of the FB Parents Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such FB Parent Warrants has been allocated to the FB Parent Ordinary Shares underlying such warrants and those FB Parent Ordinary Shares are included in the registration fee as calculated in footnote (7) below.
(7)
Consists of FB Parent Ordinary Shares issuable upon exercise of FB Parent Warrants. Each FB Parent Warrant will entitle the warrant holder to purchase one FB Parent Ordinary Share at a price of $11.50 per share (subject to adjustment). Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(8)
No separate registration fee required pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the FB Parent Ordinary Shares underlying the FB Parent Warrants is calculated based on an exercise price of $11.50 per share.